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                             CERTIFICATE OF TRUST

                  The undersigned, the trustees of CalEnergy Capital Trust V, desiring to form a business trust pursuant to Delaware
Business Trust Act, 12 Del. C. ss. 3810, hereby certify as follows:

                  1. The name of the business trust being formed hereby (the "Trust") is "CalEnergy Capital Trust V".

                  2. The name and business address of the trustee of the Trust which has its principal place of busi-ness in the State of Delaware is as follows:

                           The Bank of New York, Delaware
                           23 White Clay Center
                           Route 273
                           Newark, Delaware  19711

                  3. This Certificate of Trust shall be effective as of the date of filing.

Dated:  August 4, 1997


                                      /s/ Steven A. McArthur
                                     -----------------------
                                     Name:  Steven A. McArthur
                                     Title: Regular Trustee




                                      /s/ Craig Hammett
                                     -----------------------
                                     Name:  Craig Hammett
                                     Title: Regular Trustee



                                      /s/ Gregory Abel
                                     -----------------------
                                     Name:  Gregory Abel
                                     Title: Regular Trustee


                                     THE BANK OF NEW YORK, DELAWARE, as
                                     Delaware Trustee



                                     By:  /s/ Walter N. Gitlin
                                         -----------------------------
                                           Name:  Walter N. Gitlin
                                           Title: Authorized Signatory